[LOGO OF  ARIEL WAY]                                               EXHIBIT 99.6

8000 Towers Crescent Drive               Contact Information
Suite 1220                               Hawk Associates, Inc.
Vienna, VA 22182                         Frank N. Hawkins, Jr. or Julie Marshall
(703) 918-2430                           Phone: (305) 852-2383
http://www.arielway.com                  E-mail: info@hawkassociates.com
                                         http://www.hawkassociates.com
                                         http://www.hawkmicrocaps.com


                         Ariel Way's dbsXmedia Completes
                    Purchase of Loral Skynet BTV Product Line
                    Adds Accretive Revenue of More Than $3.5M

Vienna, VA, April 28, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: NFDV), a technology and services provider for highly secure global communications solutions, announced today that its dbsXmedia subsidiary has completed its purchase of Loral Skynet's business television (BTV) product line, assuming management of the client base since Friday, April 22.

The ownership transition does not change services for current customers, under an agreement that maintains the existing teleport and satellite infrastructure provided by Loral Skynet. Some employees of Loral Skynet's BTV group have transferred to dbsXmedia's new offices in Plymouth, England, and Frederick, Md. This highly experienced team will provide the daily operations of customers' corporate communications networks, ensuring seamless, high-quality service.

This transaction will allow dbsXmedia to generate an accretion of more than $3.5 million-a-year revenue to Ariel Way.

Patrick Brant, president of Loral Skynet, said, "dbsXmedia's team has the experience and drive to provide best-in-class business television services around the world while continuing to use Loral Skynet's proven global network as a core for its services."

David Howgill, CEO of dbsXmedia, said, "Loral Skynet will continue to provide the core of our BTV services infrastructure for the clients; making the transition seamless to the existing customers. Our team can now concentrate on offering greater service, value and expanded product lines, allowing us to provide state-of-the-art solutions for video, radio and digital signage solutions for the corporate and retail world."

About dbsXmedia

dbsXmedia provides communications infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia is part of the Ariel Way, Inc. group of companies. dbsXmedia's executive management has over 25 years' experience in the video and transmission industry. dbsXmedia operates from offices in the United States and United Kingdom, providing industry- leading solutions for BTV, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks. For more information, visit http://www.dbsXmedia.com.

About Loral Skynet

A pioneer in the satellite industry, Loral Skynet delivers the superior service quality and range of satellite solutions that have made it an industry leader for more than 40 years. Through the broad coverage of the Telstar satellite fleet, in combination with its hybrid VSAT/fiber global network infrastructure, Skynet meets the needs of companies around the world for broadcast and data network services, Internet access, IP and systems integration. Headquartered in Bedminster, N.J., Loral Skynet is dedicated to providing secure, high-quality connectivity and communications. For more information, visit the Loral Skynet web site at http://www.loralskynet.com.

About Ariel Way

Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product lines and service industries. More information about Ariel Way can be found on the web at http://www.arielway.com.

A      profile      on      the      company      can      be      found      at
http://www.hawkassociates.com/arielway/profile.htm.

An online investor relations kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful investor relations information can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.